Exhibit 5.1

[Letterhead of Dewey Ballantine LLP]

November 28, 2006

Central European Distribution Corporation

Two Bala Plaza, Suite 300

Bala Cynwyd, PA 19004

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Central European Distribution Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3, SEC file no. 333-138516 (the “Registration Statement”) and a related prospectus (the “Prospectus”), each filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Securities Act”) which relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of up to 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

We have examined (i) the Registration Statement; (ii) the Prospectus; (iii) the Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (iv) the Amended and Restated Bylaws of the Company (the “Bylaws”); and (v) the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the issuance of the Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Securities and Exchange Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that, with respect to any offering of Common Stock pursuant to the Registration Statement (the “Offered Common

Central European Distribution Corporation

November 28, 2006

Stock”), the shares of the Offered Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Offered Common Stock: (i) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the Bylaws, and so as not to violate any applicable law; (ii) the Offered Common Stock and any certificates representing the interests in the relevant Offered Common Stock, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, which shall not be less than the par value thereof, and have been duly issued and sold in accordance with any relevant underwriting or other agreement with respect to the Offered Common Stock; and (iii) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462 has been declared effective under the Act and such effectiveness shall not have been terminated or rescinded.

Members of our firm are admitted to the Bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. This opinion is limited to the laws as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the related Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dewey Ballantine LLP